UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

CANDEV RESOURCE EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52499
(Commission File Number)

98-0515290
(IRS Employer Identification No.)

Suite 2200 - 1177 West Hastings Street, Vancouver, BC V6E 2K3
(Address of principal executive offices and Postal Code)

604-688-7526
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2009, we completed a private placement of 1,055,135 units at a price of $0.15 per unit to twenty offshore investors, with each unit consisting of one common share and one common share purchase warrant, for gross proceeds of approximately $158,270.25. Each warrant entitles the holder thereof to purchase one additional common share at a price of $0.30 per share for a period of two years expiring on June 30, 2011. We issued the securities to twenty non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

The form of subscription agreement is attached as exhibit 10.1 to this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed above under Item 1.01 is responsive to this Item and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Subscription Agreement

99.1	News Release dated July 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDEV RESOURCE EXPLORATION, INC.

/s/ Mark McLeary
Mark McLeary
President

Date: July 8, 2009